UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2011

Yadkin Valley Financial Corporation

(Exact Name of Registrant As Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993
(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621
(Address of Principal Executive Offices)	(Zip Code)

(704) 768-1161

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

Elkin, NC – July 28, 2011 – Yadkin Valley Financial Corporation (NASDAQ: YAVY), the holding company for Yadkin Valley Bank and Trust Company, announced financial results for the second quarter ended June 30, 2011. Net loss available to common shareholders was $20.9 million, or $1.16 per diluted share, compared to a net loss of $1.6 million, or $0.10 per diluted share in the first quarter of 2011, and a net loss of $485,700, or $0.03 per diluted share, in the second quarter of 2010.

A copy of the press release issued by Yadkin Valley Financial Corporation dated July 28, 2011 announcing financial results for the quarter ending June 30, 2011 is attached hereto.

About Yadkin Valley Financial Corporation

Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in 37 branches throughout its three regions in North Carolina and South Carolina. The Western Region (formerly Yadkin Valley Bank division and High Country Bank division) serves Avery, Watauga, Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties. The Central Region (formerly the Iredell branches of Piedmont Bank division and Cardinal State Bank division) serves Durham, Orange, Granville, and Iredell Counties. The Southern Region (formerly American Community Bank division and the Mecklenburg branches of the Piedmont division) serves Mecklenburg and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina and operates a loan production office in Wilmington, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation’s website is www.yadkinvalleybank.com. Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

FORWARD LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in deposit rates, the net interest margin, and funding sources; (6) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; and (7) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Earnings Press Release for the quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

Dated: July 28, 2011	By:	/s/ JAN H. HOLLAR
		Name:	Jan H. Hollar
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings Press Release the quarter ended June 30, 2011.

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